     As filed with the Securities and Exchange Commission on July 17, 2001
                                                          Registration No. 333-

===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                              -----------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    Under
                          THE SECURITIES ACT OF 1933

                              -----------------

                        AMERIQUEST TECHNOLOGIES, INC.
              (Exact name of issuer as specified in its charter)

              Delaware
  (State or other jurisdiction of                     33-0244136
    incorporation organization)          (I.R.S. Employer Identification No.)

                              2465 Maryland Road
                       Willow Grove, Pennsylvania 19090
                   (Address of principal executive offices)

                        1998 EQUITY COMPENSATION PLAN
                           (Full title of the plan)

                                Jon D. Jensen
        Chief Executive Officer, President and Chief Financial Officer
                        AmeriQuest Technologies, Inc.
                              2465 Maryland Road
                       Willow Grove, Pennsylvania 19090
                   (Name and address of agent for service)

                                (215) 658-8900
        (Telephone number, including area code, of agent for service)

                              -----------------

                                   Copy to:
                            Steven M. Cohen, Esq.
                         Morgan, Lewis & Bockius LLP
                              1701 Market Street
                            Philadelphia, PA 19103
                                (215) 963-5000

                       CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                            Proposed maximum         Proposed maximum
     Title of securities             Amount to be            offering price         aggregate offering             Amount of
      to be registered                registered              per share(2)                 price                registration fee
----------------------------------------------------------------------------------------------------------------------------------
        Common Stock,
   par value $.01 per share          4,700,000(1)                $.18102                 $850,821                    $212.63
==================================================================================================================================

(1) This registration statement covers shares of common stock of AmeriQuest Technologies, Inc. which may be offered or sold pursuant to the 1998 Equity Compensation Plan. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement covers an indeterminate number of shares of common stock that may be issued upon stock splits, stock dividends or similar transactions in accordance with Rule 416.

(2) 2,909,000 shares underlying options under the 1998 Equity Compensation Plan are calculated pursuant to Rule 457(h) of the Securities Act of 1933 solely for the purpose of calculating the registration fee, based upon the price at which such outstanding options may be exercised (128,000 shares at $.0940 per share; 32,000 shares at $.3590 per share; 490,000 shares at $.3125 per share; 274,000 shares at $.1090 per share; and 1,985,000 shares at $.0900 per share). The remaining 1,791,000 unissued shares authorized under the 1998 Equity Compensation Plan are calculated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee based on the average of the high and low prices for AmeriQuest Common Stock as reported on the OTC Bulletin Board on July 13, 2001.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  The documents containing the information specified in this
Part I of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.


                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents, as filed by AmeriQuest
Technologies, Inc. (the "Company") with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement and made a part hereof:

                      (a) Annual Report on Form 10-K for the fiscal year ended September 30, 2000, filed on January 16, 2001;

                      (b) Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, filed on May 21, 2000; and

                      (c)     Current Report on Form 8-K filed on April 5, 2001.

                      All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained in any document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

                      Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

                      Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                      Section 145 of the Delaware General Corporation Law ("Section 145") permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner the person reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court of chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually or reasonably incurred by such person in connection therewith.

                      As permitted by the Delaware General Corporation Law, the Company has included a provision in its Restated Certificate of Incorporation that, subject to certain limitations, eliminates the ability of the Company and its stockholders to recover monetary damages from a director of the Company for breach of fiduciary duty as a director.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

                      Not applicable.

ITEM 8.  EXHIBITS.

                      The following is a list of exhibits filed as part of this Registration Statement.

Exhibit
Number                            Exhibit
-------                           -------
  4.1      -  Registrant's Restated Certificate of Incorporation and Bylaws
              (incorporated by reference)

  4.2      -  1998 Equity Compensation Plan

  5.1      -  Opinion of Morgan, Lewis & Bockius LLP

 23.1      -  Consent of Arthur Andersen LLP

 23.2      -  Consent of Morgan, Lewis & Bockius LLP (included as part of Exhibit 5.1)

ITEM 9.  UNDERTAKINGS.

             (a)  The undersigned registrant hereby undertakes:

                      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                              (i)  To include any prospectus required by
             Section 10(a)(3) of the Securities Act of 1933;

                              (ii) To reflect in the prospectus any facts or
             events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement; and

                              (iii) To include any material information on the
             plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                      Provided, however, that paragraphs (a)(1)(i) and
(a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

                      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

             (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                       SIGNATURES AND POWER OF ATTORNEY

             Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Willow Grove, Pennsylvania, on the 17th day of July, 2001.

                         AMERIQUEST TECHNOLOGIES, INC.


                         By:  /s/ Jon D. Jensen
                              --------------------------------------------
                              JON D. JENSEN
                              Chief Executive Officer, President and Chief
                               Financial Officer


             KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jon D. Jensen, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

             Pursuant to the requirements of the Securities Act 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

             Signatures                               Title                                     Date
             ----------                               -----                                     ----
/s/ Jon D. Jensen                        Chief Executive Officer, President,                July 17, 2001
-----------------------------------      Chief Financial Office and a
Jon D. Jensen                            Director (principal executive
                                         officer; principal financial officer
                                         and principal accounting officer)

/s/ Edward B. Cloues, II                 Director                                           July 17, 2001
-----------------------------------
Edward B. Cloues, II

/s/ Alexander C. Kramer                  Director                                           July 17, 2001
-----------------------------------
Alexander C. Kramer

/s/ Walter A. Reimann                    Director                                           July 17, 2001
-----------------------------------
Walter A. Reimann

/s/ Charles W. Soltis                    Director                                           July 17, 2001
-----------------------------------
Charles W. Soltis

                              INDEX TO EXHIBITS

Exhibit
Number                                    Exhibit
-------                                   -------
  4.1                 -  Registrant's Restated Certificate of Incorporation and bylaws (incorporated by reference)

  4.2                 -  1998 Equity Compensation Plan

  5.1                 -  Opinion of Morgan, Lewis & Bockius LLP

 23.1                 -  Consent of Arthur Andersen LLP

 23.2                 -  Consent of Morgan, Lewis & Bockius LLP (included as part of Exhibit 5.1)